EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Innovative Valve Technologies, Inc. (the "Company") on Form S-8 of our report dated January 17,1997 (January 31, 1997 as to Notes 2 and 7) on the consolidated financial statements of Harley Industries, Inc. as of October 31, 1995 and 1996 and for each of the three years in the period ended October 31, 1996, appearing in the Company's Registration Statement on Form S-1 (Registration No. 333-31617).

Deloitte & Touche LLP

Tulsa, Oklahoma
November 10, 1997
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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on form S-8 of Innovative Valve Technologies, Inc. (the "Company") of our report dated April 11,1997, on the financial statements of GSV, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in or made a part of the Company's Registration Statement on Form S-1 (Registration No. 333-31617), and to all references to our firm included in this Registration Statement.


Deloitte & Touche LLP

Orlando, Florida
November 10, 1997